UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 23, 2003
                Date of Report (Date of earliest event reported)

                        INTERNATIONAL TEST SYSTEMS, INC.
             (Exact Name of Registrant as specified in its Charter)

       Delaware                     333-88179                 74-29581956
(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)

                                16161 College Oak
                                    Suite 101
                             San Antonio, TX  78249
                    (Address of principal executive offices)

                                 (210) 408-6019
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 1. Changes in Control of Registrant.

On October 23, 2003, the Registrant and Promota International, Inc., a corporation organized under the laws of the State of Delaware ("Promota"), entered into a Stock Purchase Agreement whereby nineteen million eight hundred fifty thousand (19,850,000) shares of common stock, par value $.001 per share (the "Common Stock") of the Registrant were issued to Promota in exchange for a capital contribution of two hundred fifty thousand dollars ($250,000.00). The Stock Purchase Agreement was signed off by all parties on October 31, 2003, resulting in the effective date of the Stock Purchase Agreement being October 31, 2003. Prior to the closing of the Stock Purchase Agreement, Promota owned six hundred twenty six thousand (626,000) shares of Common Stock. As of the date hereof, Promota owned twenty million four hundred seventy six thousand (20,476,000) shares of Common Stock, equaling approximately ninety two per cent (92%) of the twenty two million two hundred fifty seven thousand (22,257,000) shares of Common Stock outstanding as of the date hereof.

The capital contribution of two hundred fifty thousand dollars ($250,000.00) transferred to the Registrant, together with $25,000, a portion of which has been used to pay expenses in connection with this transaction, was contributed to Promota by Promota Hellas, S.A., a corporation organized under the laws of Greece, which owns all of the outstanding common shares of Promota. Promota
Hellas,  S.A.,  is  publicly traded  on  the  Athens  Stock  Exchange.

Item 5. Other Events - Appointment of new Officers.

On November 6, 2003, the Board of Directors appointed the following persons as Officers of the Registrant: Mike Dramytinos, President; Christos Mouroutis, Executive Vice-President; and Carey G. Birmingham, Executive Vice-President.


Item 6. Resignations of Registrant's Directors

Pursuant to the Stock Purchase Agreement, H. Alexander Yount and H. Youval Krigel, resigned from their positions as directors of the Registrant on October 31, 2003, and Carey G. Birmingham, the sole remaining director of the Registrant, pursuant to the By-Laws of the Registrant, accepted the resignations of H. Alexander Yount and H. Youval Krigel on November 6, 2003, and appointed Mike Dramytinos, Christos Mouroutis and Warren A. Kirshenbaum, to the Board of Directors of the Registrant.


Item  7.  Financial  Statements  and  Exhibits.

     (c) Exhibits.

Exhibit Number                    Description
--------------                    -----------

99.1. Stock Purchase Agreement, dated October 23, 2003, by and between International Test Systems, Inc. and Promota International, Inc.

99.2.               Curriculum Vitae of Mr. Mike Dramytinos

99.3.               Curriculum Vitae of Mr. Christos Mouroutis

99.4.               Curriculum Vitae of Mr. Warren A. Kirshenbaum

99.5                Curriculum Vitae of Mr. Carey Birmingham

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Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  November  11,  2003.   INTERNATIONAL  TEST  SYSTEMS,  INC.


                              By: /s Mike Dramytinos
                                 ----------------------------------
                              Name: Mike Dramytinos
                              Title: President

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